Press Release	Source: Emergent Group Inc

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Emergent Group Inc. Reports Record Fourth Quarter
Revenue and Net Income

Operating Income for Quarter Rises 69% Over Prior Year Period; Company Launches New Corporate Website

SUN VALLEY, Calif., March 4, 2009 (GLOBE NEWSWIRE) -- Emergent Group Inc. (NYSE Alternext US:LZR), a leading provider of mobile medical lasers and surgical equipment, today announced significant increases in fourth quarter and fiscal 2008 sales and net income as the Company continued to pursue its growth strategies.

Included in Emergent Group's reported results for the fourth quarter and fiscal year ended December 31, 2008 was the recognition of deferred tax benefits (the "tax benefits") that increased net income by $1.3 million for each period. For the comparable prior year periods, the recognition of deferred tax benefits was $10,088.

Following are highlights of the fourth quarter 2008 results:

*	Revenue set another record, increasing 56% to $7.0 million versus $4.5 million in the fourth quarter ended December 31, 2007.
*	Income from operations rose 69% to $1.2 million from $716,000 in the prior year period.
*
Net income, including the above-mentioned tax benefits, was $2.3 million compared to $460,000 in the prior year period, while net income per diluted share, including the tax benefits, was $0.33 versus $0.08, respectively.

*
Net income, adjusted to exclude the 2008 tax benefits, was a record $927,540, representing a 106% increase versus the prior year period,while net income per diluted share, excluding the 2008 tax benefits,was $0.14, a 75% increase versus the fourth quarter of fiscal 2007. (See supplemental information for a reconciliation of net income as reported versus net income as adjusted to exclude the 2008 tax benefits.)

*	Diluted weighted-average shares outstanding were 6.8 million versus 5.8 million in the fourth quarter of 2007.

"Emergent Group achieved record fourth quarter and fiscal year 2008 results as our company continued to pursue strategies for growth and expansion," said Chairman and CEO Bruce J. Haber. "We've reported strong performance despite a challenging national economic environment and believe there are additional opportunities to enhance our competitive position in the growing medical technology field. Some of these opportunities are expected to come from our August 2008 acquisition and subsequent integration of the Surgical Services Division of PhotoMedex, Inc." This is the first full quarter that includes results generated by the acquisition.

"Our ongoing strong cash flow is providing us with a solid foundation for future growth and giving us the opportunity to address shareholder value, as evidenced by our Board's fourth quarter declaration of a $0.30-per-share annual dividend," he added. "We're pleased to note that Emergent Group has paid cumulative annual dividends of $0.90 per share over the past four fiscal years.

"As we look back on a record year," Haber said, "our company remains focused on these growth strategies:

*	Expanding per-procedure rentals of existing medical equipment and sales of accompanying disposable items in markets covering 16 states.
*	Capitalizing on a growing number of medical procedures and upcoming limits on physician ownership of equipment.
*	Identifying and offering new, cost-effective medical technologies to hospitals and physician groups with the aid of company-trained technicians.
*	Pursuing future acquisitions that expand Emergent's sales and geographic footprint."

Beyond these strategies, Haber noted that the company may also benefit as some hospitals take greater advantage of equipment rental opportunities to curb their capital expenditures in the challenging economic climate.

Emergent Group reported the following results for the fiscal year ended December 31, 2008:

*	Revenue increased 29% to a record $22.8 million versus $17.7 million for the fiscal year ended December 31, 2007.
*	Income from operations rose 50% to $4.2 million from $2.8 million in the prior year period.
*
Net income, including the above-mentioned tax benefits, was $4.1 million versus $1.8 million in the prior year period, while net income per diluted share, including the tax benefits, was $0.65 versus $0.31, respectively.

*
Net income, adjusted to exclude the 2008 tax benefits, was a record $2.8 million, representing a 60% increase versus the prior year period, while net income per diluted share, excluding the 2008 tax benefits, was $0.44, or a 47% increase compared to fiscal 2007. (See supplemental information for a reconciliation of net income as reported versus net income as adjusted to exclude the 2008 tax benefits.)

*	Diluted weighted-average shares outstanding were 6.4 million versus 5.8 million for the fiscal year 2007.

During the quarter, the company also launched a new corporate website - www.emergentgroupinc.com - with an extensive company profile, Emergent Group's latest investor presentation and information covering growth strategies, leadership and governance, financial performance, SEC filings and company news.

About Emergent Group Inc.

Emergent Group Inc., through its wholly owned subsidiary, PRI Medical Technologies, Inc. ("PRI Medical"), provides mobile medical laser and surgical equipment in 16 states on a per-procedure basis to hospitals, outpatient surgery centers and physicians' offices. Surgical equipment is provided to customers along with technical support personnel to ensure that such equipment is operating correctly. PRI Medical currently offers its services in five states in the western United States and 11 states along the eastern seaboard. For product and other information, visit Emergent Group's website, www.emergentgroupinc.com.

Forward-Looking Statements

Statements in this news release may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1993 and Section 21 E of the Securities Exchange Act of 1934. Such statements may involve various risks and uncertainties, some of which may be discussed in the Company's most recent report on 2007 Form 1 0-KSB and subsequently filed SEC reports. There is no assurance any forward-looking statements will prove accurate, as actual results and future events could differ materially from those presently anticipated.

Emergent Group Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
ASSETS	2008	2007
Current assets
Cash	$4,586,107	$3,043,654
Accounts receivable, net of allowance for doubtful accounts of $58,984 and $17,460	3,759,834	2,313,084
Inventory, net	837,143	504,792
Prepaid expenses	231,763	164,857
Deferred income taxes	986,000	915,488
Total current assets	10,400,847	6,941,875
Property and equipment, net of accumulated depreciation and amortization of $7,247,482 and $5,954,233	6,070,228	4,142,230
Goodwill	1,120,058	1,120,058
Deferred income taxes	1,261,000	--
Other intangible assets, net of accumulated amortization of $226,997 and $172,355	403,152	93,930
Deposits and other assets	84,934	104,758
Total assets	$19,340,219	$12,402,851

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$1,909,057	$1,143,198
Current portion of notes payable	--	100,888
Dividends payable	1,989,750	1,686,095
Accounts payable	1,538,797	709,027
Accrued expenses and other liabilities	1,997,312	1,559,046
Total current liabilities	7,434,916	5,198,254
Capital lease obligations, net of current portion	3,344,820	2,341,710
Total liabilities	10,779,736	7,539,964
Minority interests	696,430	592,807
Shareholders' equity
Preferred stock, $0.001 par value, non-voting 10,000,000 shares authorized, no shares issued and outstanding	--	--
Common stock, $0.04 par value, 100,000,000 shares authorized 6,631,576 and 5,619,392 shares issued and outstanding	265,260	224,772
Additional paid-in capital	16,235,369	14,836,263
Accumulated deficit	(8,636,576)	(10,790,955)
Total shareholders' equity	7,864,053	4,270,080
Total liabilities and shareholders' equity	$19,340,219	$12,402,851

EMERGENT GROUP INC.

Consolidated Statements of Income

	Year Ended December 31,		Three Months Ended December 31,
	2008	2007	2008	2007

Revenue	$22,785,922	$17,661,541	$6,985,110	$4,480,234
Cost of goods sold	13,354,071	10,473,805	4,286,307	2,597,191
Gross profit	9,431,851	7,187,736	2,698,803	1,883,043

Selling, general, and administrative expenses	5,241,682	4,390,996	1,488,129	1,166,624

Income from operations	4,190,169	2,796,740	1,210,674	716,419

Other income (expense)	(190,916)	(152,104)	(47,339)	(31,112)

Income before provision for income taxes, deferred tax benefit, and minority interest	3,999,253	2,644,636	1,163,335	685,307
Provision for income taxes	(225,641)	(193,922)	(12,169)	(59,424)
Deferred tax benefits	1,331,512	10,088	1,331,512	10,088
Net income before minority interest	5,105,124	2,460,802	2,482,678	635,971
Minority interest in income of consolidated limited liability companies	(960,994)	(692,209)	(223,626)	(176,143)
Net income	$4,144,130	$1,768,593	$2,259,052	$459,828

Basic earnings per share	$0.69	$0.32	$0.35	$0.08
Diluted earnings per share	$0.65	$0.31	$0.33	$0.08
Basic weighted- average shares outstanding	6,003,420	5,533,348	6,444,690	5,575,338
Diluted weighted- average shares outstanding	6,385,629	5,798,015	6,840,311	5,837,809

Supplemental Information --
Reconciliation of Net Income as Reported to Net Income Excluding the Recognition of Deferred tax benefits:

	Year Ended December 31,		Three Months Ended December 31,
	2008	2007	2008	2007

Net income as reported	$4,144,130	$1,768,593	$2,259,052	$459,828
Less: Recognition of deferred tax benefits	(1,331,512)	(10,088)	(1,331,512)	(10,088)
Net income excluding recognition of deferred tax benefits	$2,812,618	$1,758,505	$927,540	$449,740
Net income per share as
reported - basic	$0.69	$0.32	$0.35	$0.08
Net income
per share as reported - diluted	$0.65	$0.31	$0.33	$0.08
Net income per
share excluding deferred tax benefits - basic	$0.47	$0.32	$0.14	$0.08

Net income per share excluding deferred tax benefits - diluted	$0.44	$0.30	$0.14	$0.08
Basic weighted- average shares outstanding	6,003,420	5,533,348	6,444,690	5,575,338
Diluted weighted- average shares outstanding	6,385,629	5,798,015	6,840,311	5,837,809

CONTACT: Emergent Group Inc.
Bruce J. Haber
(914) 235-5550, x. 12
bhaber@primedical .. net